UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2)
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

GWG HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

GWG HOLDINGS, INC.

220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 8, 2018

TO THE STOCKHOLDERS OF GWG HOLDINGS, INC.:

Please take notice that the annual meeting of stockholders (the “Annual Meeting”) of GWG Holdings, Inc. (the “Company”) will be held, pursuant to due call by the Board of Directors, on Tuesday, May 8, 2018, at 9:00 a.m., at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, or at any adjournment or adjournments thereof, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of seven directors;

2.	The adoption of an Amended and Restated 2013 Stock Incentive Plan that increases the reserve of shares authorized for issuance thereunder;

3.	The ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for fiscal 2018; and

4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

Pursuant to due action of the Board of Directors, stockholders of record on March 23, 2018 will be entitled to vote at the Annual Meeting or any adjournments thereof.

The proxy statement for the Annual Meeting and the Annual Report to Stockholders for the fiscal year ended December 31, 2017, each of which is included with this Notice, are also available to you on the Internet. We encourage you to review all of the important information contained in the proxy materials before voting.

To view the proxy statement and Annual Report to Stockholders on the Internet, visit www.gwgh.com.

By Order of the Board of Directors

/s/ Jon R. Sabes
Jon R. Sabes
Chief Executive Officer

April 11, 2018

GWG HOLDINGS, INC.
220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

PROXY STATEMENT

Annual Meeting of Stockholders to be Held
May 8, 2018

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of GWG Holdings, Inc. (periodically referred to herein as “GWG,” the “Company,” “we,” “our,” and “us”) to be used at the annual meeting of stockholders (the “Annual Meeting”) to be held on Tuesday, May 8, 2018, at 9:00 a.m., at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, for the purpose of considering and taking appropriate action with respect to the following:

1.	The election of seven directors;

2.	The adoption of an Amended and Restated 2013 Stock Incentive Plan that increases the reserve of shares authorized for issuance thereunder;

3.	The ratification of the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for fiscal 2018; and

4.	The transaction of any other business as may properly come before the Annual Meeting or any adjournments thereof.

The approximate date on which this Proxy Statement and the accompanying proxy were first sent or provided to stockholders was April 11, 2018.

PROXIES AND VOTING

Registered holders of our common stock may vote in one of four ways: by completing and returning the enclosed proxy card via regular mail, scan or email or by voting via the Internet. The Internet procedure is designed to authenticate the stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded.

The Board of Directors has set the close of business on March 23, 2018 as the “Record Date” for the Annual Meeting. Only holders of our common stock as of the Record Date, or their duly appointed proxies, are entitled to notice of and will be entitled to vote at the Annual Meeting or any adjournments thereof. On the Record Date, there were 5,813,555 shares of our common stock outstanding. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting. A quorum, consisting of a majority of the voting power of stock entitled to vote at the Annual Meeting, must be present in person or represented by proxy before action may be taken at the Annual Meeting.

Each proxy returned to us will be voted in accordance with the instructions indicated thereon. If no direction is given by a stockholder, the shares will be voted as recommended by the Board of Directors. If any nominee for the Board of Directors should withdraw or otherwise become unavailable for reasons not presently known, the proxies that would have otherwise been voted for such nominee will be voted for such substitute nominee as may be selected by the Board of Directors. If a stockholder abstains from voting on any matter, the abstention will be counted for purposes of determining whether a quorum is present at the Annual Meeting for the transaction of business, as well as shares entitled to vote on that matter. On matters other than the election of directors, except as otherwise described herein, an action of the stockholders generally requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. Accordingly, an abstention on any matter other than the election of directors will have the same effect as a vote against that matter. A non-vote occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. Broker non-votes on a matter are counted as present for purposes of establishing a quorum for the Annual Meeting, but are not considered entitled to vote on that particular matter. Consequently, non-votes generally do not have the same effect as a negative vote on the matter.

A stockholder giving us a proxy may revoke it at any time before it is exercised by (i) giving written notice of revocation to the Secretary of our Company, (ii) delivering a duly executed proxy bearing a later date, or (iii) voting in person at the Annual Meeting. The mere presence at the Annual Meeting of a stockholder who has earlier signed a proxy does not, alone, revoke that proxy; revocation must be announced by the stockholder at the time of the Annual Meeting. Unless so revoked, the shares represented by each proxy will be voted at the Annual Meeting and at any adjournments thereof.

NOTICE TO BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS:

New York Stock Exchange Rule 452 prohibits NYSE member organizations from giving a proxy to vote with respect to an election of directors (Proposal One) or with respect to equity compensation plan authorizations (Proposal Two) without receiving voting instructions from a beneficial owner. Because NYSE Rule 452 applies to all brokers that are members of the NYSE, this prohibition applies to the Annual Meeting even though our common stock is not listed on the New York Stock Exchange. Therefore, brokers will not be entitled to vote shares at the Annual Meeting with respect to Proposal ONE or TWO without instructions by the beneficial owner of the shares. AS A RESULT, BENEFICIAL OWNERS OF SHARES HELD IN BROKER ACCOUNTS ARE ADVISED THAT, IF THEY DO NOT TIMELY PROVIDE INSTRUCTIONS TO THEIR BROKER, THEIR SHARES WILL NOT BE VOTED IN CONNECTION WITH THESE PROPOSALS.

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have seven directors serving on our Board of Directors. Each of our seven directors has been nominated for re-election at the Annual Meeting. If elected, each nominee has consented to serve as a director and to hold office until the next annual stockholders’ meeting, and until his successor is elected and shall have qualified, or until his earlier death, resignation, removal or disqualification.

The following paragraphs provide information as of the date of this Proxy Statement about each nominee. The information presented includes information that each nominee has given us about his age, all positions he holds within our Company, his principal occupation and business experience for the past five years, and the names of other publicly held companies of which he currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that he should serve as a director, our director nominees have experience in developing and overseeing businesses and implementing near term and long-range strategic plans. We also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. Collectively, they have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board of Directors. Although we do not believe that share ownership alone qualifies any person to serve as a director of our Company, we believe that the beneficial ownership of our Board nominees (collectively 78.12% as of the Record Date) aligns their interests with those of our stockholders and will drive our Board of Directors to focus on maximizing stockholder value.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since
Jon R. Sabes Age 51	Jon R. Sabes, co-founder, Chief Executive Officer and Chairman of the Board of our company, is a financial professional with over 20 years of experience in the fields of finance, venture capital, business development, managerial operations, and federal taxation. Since 1999, Mr. Sabes has served as Chief Executive Officer of Opportunity Finance, LLC, a family investment company specializing in structured finance. Over his career, Mr. Sabes has been active in receivable financing, life insurance financing, and casualty insurance financing, structuring over $900 million in financing commitments for his related businesses. Mr. Sabes’ experience includes co-founding and leading the development of two leading insurance-related finance companies: GWG Life, a company in the life insurance finance industry founded in 2006, and MedFinance, an innovator in casualty insurance and healthcare finance founded in 2005. Through these companies, Mr. Sabes has developed and applied financial structuring techniques, underwriting algorithms, and business modeling aspects to the insurance industry. Mr. Sabes’ education includes a Juris Doctor degree cum laude from the University of Minnesota Law School, and a Bachelor of Arts degree in Economics from the University of Colorado. Over his career, Mr. Sabes has held several licenses and professional association memberships including FINRA Series 7, Series 63, Minnesota State Bar Association, and American Bar Association. In addition to being an active father of three, Mr. Sabes serves on the boards of Saving Children and Building Families, and the Insurance Studies Institute. Mr. Sabes is the brother of Steven F. Sabes. Mr. Sabes has served as our Chief Executive Officer, and a director, since 2006.	2011

Steven F. Sabes Age 49	Steven F. Sabes, co-founder, Chief Operating Officer – Life Epigenetics and Secretary of our company, is responsible for various managerial aspects of our business, with a specific focus on treasury and financial operations, life insurance policy purchasing, and specialty finance operations. Since 1998, Mr. Sabes has served as a Managing Director of Opportunity Finance, LLC, a family investment company specializing in structured finance. Mr. Sabes holds a Doctor of Philosophy in organic chemistry from the University of Minnesota, as well as a Bachelor of Arts degree in organic chemistry from Colorado College. Mr. Sabes is the brother of Jon Sabes. Mr. Sabes has served as our Secretary, and a director, since 2006. He also served as our Chief Operating Officer from 2006 until May 30, 2014, when he was appointed as our President. On November 13, 2014, Mr. Sabes resigned from the position of President and was appointed Executive Vice President of Originations and Servicing. On February 20, 2017, Mr. Sabes was appointed our Chief Operating Officer of Life Epigenetics Inc., our subsidiary.	2011

David H. Abramson Age 76	David H. Abramson, a certified public accountant, is presently the Chairman and Chief Executive Officer of David Abramson & Associates, LLC, an executive search and leadership development and financial consulting firm that he founded in 2002. The firm provides retained executive search services at the senior leadership levels as well as senior leadership mentoring and coaching. In addition, the firm provides financial and other consulting services to clients. In 2001, Mr. Abramson was a Senior Vice President of AXA Financial/Equitable Life Insurance based in New York City, and served as Chairman and Chief Executive Officer of Grant Thornton Advisors, a joint venture of AXA Financial and Grant Thornton. Required by his responsibility, Mr. Abramson held NASD series 7, 24 and 66 licenses during his tenure at Grant Thornton Advisors. From 1999 to 2001 Mr. Abramson was Grant Thornton’s National Managing Partner of Financial Advisory Services where he led the design of the vision, strategy, governance and operational planning for Grant Thornton Advisors. Grant Thornton Advisors was designed to offer personal financial and estate planning, and investment and insurance products	2013

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since
and services to middle-market companies, their owners and officers and other high net worth individuals.

The core of Mr. Abramson’s career was as a Partner in Grant Thornton from 1972 until 2001. In 1972, Mr. Abramson became an Audit Partner and the Minneapolis Office Managing Partner, and he continued serving in those roles throughout most of his time at Grant Thornton. Mr. Abramson also became a member of Grant Thornton’s National Senior Leadership Team in 1982 and continued in that role until 2001. In this regard, his primary responsibility was Regional Managing Partner with direct line responsibility over assigned operating offices throughout the country. From 1988 to 1990, Mr. Abramson was Grant Thornton’s National Managing Director of Client Services directly responsible for the professional services of Assurance, Tax and Management Consulting as well as for Human Resources, Marketing and Strategic Planning. During the 1990s, Mr. Abramson also led the development and implementation of the Manufacturing/Distribution Services practice. Mr. Abramson’s partners at Grant Thornton elected him to serve on Grant Thornton’s 11-person Partnership Board for three terms from 1982 to 1990. This board provided oversight and direction related to governance, partner admission and compensation, financial and strategic issues.

Mr. Abramson previously served on the Board of Directors of Southwest Casino Corporation, and served as Chairman of that board’s Audit Committee and a member of its Governance and Nominating Committee from 2006 to 2009. Mr. Abramson has also served as a board member, Chairman or President of a number of non-profit organizations, including President of the Minnesota Society of CPAs, Chairman of The Greater Minneapolis Chamber of Commerce, and President of Temple Israel. He currently is a Member of the University of Minnesota Carlson School of Management Alumni Board.

Mr. Abramson received his B.S. degree (Accounting) from the University of Minnesota and his M.B.A. from the University of Michigan.

Thomas J. Donahue, Jr. Age 53

Thomas J. Donohue, Jr. is the President and Founder of Adelphi Capital. Over the past two decades Mr. Donohue has built Adelphi’s merchant banking practice through principal investments and advisory activities across the across several industry sectors where the firm has developed deep expertise, including: transportation, telecommunications and technology, financial services, infrastructure, and national security. Mr Donohue currently serves on the boards of several companies and organizations. These include I Squared Capital, a $10 billion global Infrastructure fund; Convergint Technologies, the world’s leading independent security solutions integration firm; Inventus Power, a leading manufacturer of lithium ion batteries; Orbis Operations, a specialized provider of military training, intelligence, and cyber-security solutions to military and commercial customers; Express Freight Finance, a commercial lender focused on the transportation industry; and American Intermodal Management, a transportation equipment leasing and logistics company. He is also a board member of the National Chamber Foundation, the research arm of the U.S. Chamber of Commerce. Mr. Donohue is a graduate of Georgetown University.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Jeffrey L. McGregor Age 64	Jeffrey L. McGregor has had an extensive career in the insurance and financial services industry, serving as President for three major financial sales and distribution companies. Mr. McGregor has 34 years of experience in sales, distribution strategies and leadership with a proven track record in sales and growth of annuity, life insurance, and mutual fund products. Mr. McGregor has been a quoted industry source for Ignites, Foxfire, Dalbar, Mutual Fund Forum and Investment News, and has served on numerous industry boards and associations, including the Life and Annuity Advisory Board, the Mutual Fund Forum, and the International Association for Financial Planning. Mr. McGregor has written, published and presented a number of papers focused on the insurance and financial industry. Throughout his career, Mr. McGregor’s primary focus has been to promote successful collaboration with employees, clients and colleagues to create respectful, profitable, and long-term relationships.	2013

	Mr. McGregor has led teams that represented all traditional life insurance products, including term, whole life, universal life, disability insurance, long-term care, along with high-net worth and estate planning strategies that maximize the protection and tax advantages that life insurance products provide. Mr. McGregor has worked closely with product development teams in determining the risk and required sales results necessary to meet profitability targets. Mr. McGregor’s professional career encompasses the oversight and creation of marketing, sales presentations and advisor/only materials, seeking a balanced approached to the risks and rewards of the insurance, annuity and asset management products offered.

	From 2005 to 2010, Mr. McGregor served as the President of RiverSource Distributors and Senior Vice President of Ameriprise Financial, Inc. During his tenure as the President of RiverSource Distributors, he was responsible for the sales and distribution of all insurance, annuity and asset management product lines of Ameriprise through existing and new channels. In this position, Mr. McGregor identified and greatly influenced strategy, compliance, profitability and the success of multiple insurance and investment products offered by Ameriprise.

	From 2001 to 2004, Mr. McGregor was President of AXA Distributors, where he was responsible for the sales and distribution of insurance and annuity products manufactured by AXA Financial. In 2003, Mr. McGregor’s sales team achieved annuity sales of $7.0 billion. This record sales year resulted in AXA Distributors’ market share position going from number six in 2002 to number two in 2003. From 1988 to 1998, Mr. McGregor served in a variety of senior leadership positions for Colonial Investment Services. Mr. McGregor was named President of Colonial Investment Services in 1990 and joined Colonial’s Board of Directors. During his tenure, assets under management grew from $9.0 billion to $24.0 billion. During Mr. McGregor’s leadership, Colonial earned a number one rating in wholesaler and marketing support three times, according to Dalbar Survey. Over his career, Mr. McGregor has also worked with American Capital, Prudential-Bache Securities, Planco and IDS, where he began his career as a financial advisor in 1978. Mr. McGregor has earned numerous industry degrees and certifications, including LUTC CFP, CLU, and NASD licenses Series 7 and 24. Mr. McGregor received his B.S. and M.B.A. from California Coast University. In 2012, Mr. McGregor authored a life experience and motivational book — A Spirit Never Tires — which echoes his results driven style to inspire others through passion, energy, courage and a positive attitude.

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

Shawn R. Gensch Age 48	Shawn Gensch is the chief marketing officer for Sprouts Farmers Market (NASDAQ: SFM) and serves as a member of the Executive Leadership Team. He is responsible for leading Sprouts’ marketing strategy, creative and production, designed to inspire and engage consumers and showcase the company’s healthy products and great value.	2014

	Shawn has more than 25 years of experience in marketing and finance with executive roles in both the retail and financial services industries. Prior to joining Sprouts, Shawn served as cofounder and chief executive officer of a start-up consumer loyalty company. Earlier, Shawn served as Target Corporation’s senior vice president of marketing, responsible for brand marketing, media strategy, public relations, loyalty, events, lifestyle marketing and strategic partnerships. He also served as president of Target Bank and led financial product development for the company. Previously, he was president and chief executive officer of Conseco Bank. Shawn began his career with KPMG, as auditor and structured finance consulting.

	Shawn holds a B.S. in Accounting from Wisconsin-Eau Claire and also serves on the Board of Directors for Anser Innovation EEC., a technology company, and serves on the Advisory Board for the Musical Instrument Museum in Phoenix, AZ.

Mark E. Schwarzmann Age 56

Mark is a senior financial services executive with broad experience leading and serving complex Fortune 500 companies. He quickly assimilates into organizations, unites teams, crafts and sells winning strategies, executes tactical plans, rallies workforces, and swiftly improves corporate performance. His product line experience includes life, disability income, long-term care, credit life and AD&D insurance, annuities, mutual funds, separately managed accounts, software, commercial real estate financing, and turbines for power generation and oil & gas applications. Further, his diverse functional role accountability across a variety of international P&L platforms provides a unique global perspective on the underlying mechanics that drive businesses forward.

		2017

	Mark is currently President of Acadia Capital Solutions, a provider of capital and balance sheet solutions for the largest life and annuity companies in America. He is also a Senior Advisor to the Oliver Wyman Group. Prior to this, he was Principal at Independence Associates, delivering valuable insight and guidance to a broad spectrum of client organizations focusing on go-to-market, product, corporate and balance sheet management strategies. Mark was President of Insurance, Annuities & Product Distribution for Ameriprise Financial and member of the executive leadership team, where he was accountable for a $3.5 billion business and developing innovative insurance and annuity product solutions. At Ameriprise he was also Chairman & CEO of the RiverSource Life Insurance Companies and RiverSource Distributors, Inc., responsible for all wholesaling including over 200 wholesalers and $20.0 billion of annual RiverSource cash sales.

	Before joining Ameriprise, Mark was Group Chief Executive Officer at Allfinanz, Inc., a Dublin based, global developer of automation software for the investment and insurance industry serving Fortune 100 producers and distributors of financial services. At Allfinanz he reported to the Board of Directors and had responsibility for the global P&L and all strategic, tactical and operational aspects of the business. He led the financial turnaround of the company from an annual loss of

Name and Age of Director and/or Nominee	Principal Occupation, Business Experience For the Past Five Years and Directorships of Public Companies	Director Since

over €7 million to breakeven in just one year. Prior to his CEO role, Mark was Chief Operating Officer-Americas, where he led the strategic shift from a life products and carriers only focus to full product coverage — while doubling major North American life insurance sales and deployments.

Prior to Allfinanz Mark had a number of senior-level operational positions during his 16-year career at General Electric Company. At GE Financial Assurance, an insurance and investment products holding company, he was Senior Vice President — Wealth Management Services, and earlier the Senior Vice President — Financial Institution Services reporting to the President of the Financial Services Group. At GE Capital-Rescom, L.P., he was Senior Vice President and COO reporting jointly to the Chairman and to the President of GE Capital Commercial Real Estate. In his earlier career at GE Mark held several other general management, business development and finance positions at GE Capital Commercial Real Estate, GE Power Generation, GE Corporate Audit Staff, GE Aerospace and GE Plastics.

Mark served on the ACLI Board of Directors for four years including Chairing the Membership Committee. He has held FINRA Series 7 & 24 registrations, and is a GE Certified Six Sigma Black Belt. He earned his A.B. Economics & Business at Lafayette College. Mark is passionate about the arts, and is a board member of several arts-related community organizations.

Expected Implementation of Classified Board of Directors

Our Board of Directors has approved an amendment to our Bylaws that, if and when approved by our stockholders, would, among other things, establish a classified Board of Directors in which directors would be divided into three classes, to be designated as Class I, Class II and Class III. Each class would serve staggered, three year terms. The terms of office of the initial Class I directors would expire at the annual meeting of stockholders to be held in 2019. The terms of office of the initial Class II directors would expire at the annual meeting of stockholders to be held in 2020. The terms of office of the initial Class III directors would expire at the annual meeting of stockholders to be held in 2021.

We expect to obtain stockholder approval for the Bylaw amendment by written consent prior to the Annual Meeting. Under regulations of the Securities and Exchange Commission, however, the amendment cannot take effect until 20 calendar days after we mail an Information Statement on Schedule 14C to our stockholders that discloses such approval. Therefore, the Bylaw amendment cannot take effect until after the Annual Meeting. If each of the seven nominees named above is elected to the Board of Directors at the Annual Meeting and the Bylaw amendment is approved by stockholders, the directors will assigned to following classes when the amendment takes effect:

Class	Director Nominee	Expiration of Initial Term of Director
Class I	Shawn R. Gensch	2019
Class I	Steven F. Sabes	2019
Class II	Mark E. Schwarzmann	2020
Class II	David H. Abramson	2020
Class III	Thomas J. Donohue, Jr.	2021
Class III	Jon R. Sabes	2021
Class III	Jeffrey L. McGregor	2021

If the Bylaw amendment does not take effect, then all directors elected at the Annual Meeting will hold office until the next annual stockholders’ meeting, and until his successor is elected and shall have qualified, or until his earlier death, resignation, removal or disqualification.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the seven nominees named above. If you do not vote for a particular nominee, or you withhold authority for one or all nominees, your vote will not count either “for” or “against” the nominee, although it will be counted for purposes of determining whether there is a quorum. If any director nominee should withdraw or otherwise become unavailable for reasons not presently known, the proxies which would have otherwise been voted for that director nominee may be voted for a substitute director nominee selected by our Board of Directors.

The Board of Directors recommends that you vote FOR the election of each named nominee.

PROPOSAL 2

AMENDMENT TO 2013 STOCK INCENTIVE PLAN TO INCREASE THE RESERVE OF SHARES AUTHORIZED FOR ISSUANCE

Introduction

We maintain the GWG Holdings, Inc. 2013 Stock Incentive Plan, under which 3,000,000 shares of our common stock have previously been approved for issuance. We adopted the 2013 Stock Incentive Plan in April 2013 to aid our efforts to attract, retain and motivate employees, certain key consultants and directors and align the interests of such persons with those of our stockholders. As of the Record Date, 1,952,504 shares of common stock are issuable upon exercise of outstanding incentives granted under the 2013 Stock Incentive Plan and 869,163 shares remained reserved for future incentive grants.

Throughout fiscal years 2016 and 2017, we engaged in capital raising efforts and the Board of Directors determined that it was, and continues to be, necessary to grant significant equity awards to our officers to reward them for these efforts, to align their interests with those of stockholders, and to provide competitive compensation to retain their services.

The Board of Directors has determined that in order for us to continue to leverage the 2013 Stock Incentive Plan to attract, retain and motivate employees, certain key consultants and directors and align the interests of such persons with those of stockholders, the shares reserved for issuance should be increased. On March 10, 2018, our Board of Directors approved an amendment and restatement of our 2013 Stock Incentive Plan (the “Amendment”) that increases the number of shares of common stock reserved for issuance thereunder by 3,000,000, to a total of 6,000,000. In determining the amount of the increase in the 2013 Stock Incentive Plan, the Board of Directors took into account its intention to grant further equity awards to current and future executive officers and key employees, consultants and independent contractors. The Amendment is subject to and contingent upon the approval of our stockholders; therefore, we are asking our stockholders to approve the adoption of the Amendment.

The Board of Directors believes that the Amendment is in the best interests of GWG and our stockholders because the availability of an adequate number of shares reserved for issuance under the 2013 Stock Incentive Plan is an important factor in attracting, retaining, and motivating employees, consultants, independent contractors and directors in order to achieve long-term growth and profitability objectives.

Below is a summary of the 2013 Stock Incentive Plan, as amended, which is qualified entirely by reference to the complete text of the 2013 Stock Incentive Plan, as amended, a copy of which, marked to show changes from the previous version of the 2013 Stock Incentive Plan, is attached as Appendix A to this proxy statement.

Description of the 2013 Stock Incentive Plan (as amended)

General. The purpose of the 2013 Stock Incentive Plan is to increase stockholder value and to advance the interests of GWG by furnishing a variety of economic incentives designed to attract, retain and motivate employees, certain key consultants, independent contractors and directors of GWG. The 2013 Stock Incentive Plan is administered by a stock option or Compensation Committee of the Board of Directors, or if no such committee exists, by the Board of Directors. The Compensation Committee may grant incentives to employees (including officers) or our subsidiaries, members of the Board of Directors, and consultants or other independent contractors who provide services to us or our subsidiaries, in the following forms: (a) incentive stock options and non-statutory stock options; (b) stock appreciation rights; (c) stock awards; (d) restricted stock; (e) restricted stock units; and (f) performance shares. In addition, our Chief Executive Officer may, on a discretionary basis and without review or approval by the Compensation Committee, grant incentives to our new employees who are not officers of GWG. Such discretionary grants shall not exceed, in the aggregate, incentives for more than 400,000 shares in any fiscal year.

Shares Subject to 2013 Stock Incentive Plan. Subject to adjustment, and assuming adoption of the proposed amendment by the stockholders at the Annual Meeting, we may issue up to 6,000,000 shares of common stock under the 2013 Stock Incentive Plan. If an incentive granted under the 2013 Stock Incentive Plan expires or is terminated or canceled unexercised as to any shares of common stock or forfeited or reacquired by us pursuant to rights reserved upon issuance thereof, we may again issue such shares under the 2013 Stock Incentive Plan pursuant to another incentive.

Description of Incentives

Stock Options. Our Compensation Committee may grant incentive and non-statutory stock options to eligible employees to purchase shares of common stock from GWG. The 2013 Stock Incentive Plan confers on the Compensation Committee the discretion, with respect to any such stock option, to determine the term of each option, the time or times during its term when the option becomes exercisable and the number and purchase price of the shares subject to the option. However, the term of each option shall not exceed ten years and one day from the grant date. With respect to stock options which are intended to qualify as “incentive stock options” (as defined in Section 422 of the Internal Revenue Code), the aggregate fair market value of the shares with respect to which incentive stock options are exercisable for the first time cannot exceed $100,000. The option price per share for incentive stock options may not be less than the fair market value of the common stock on the grant date. We must grant all incentive stock options within ten years from the earlier of the date of the 2013 Stock Incentive Plan’s adoption by the Board of Directors or approval by our stockholders.

Stock Appreciation Rights. A stock appreciation right is a right to receive, without payment to GWG, a number of shares of common stock, the amount of which is determined by dividing (a) the number of shares of common stock as to which the stock appreciation right is exercised multiplied by the amount of the appreciation in such shares (i.e. the amount by which the fair market value of the shares of common stock subject to the stock appreciation right on the exercise date exceeds (1) in the case of a stock appreciation right related to a stock option, the purchase price of the shares of common stock under the stock option or (2) in the case of an stock appreciation right granted alone, without reference to a related stock option, an amount which shall be determined by the Compensation Committee at the time of grant); by (b) the fair market value of a share of common stock on the exercise date. Our Compensation Committee has the discretion to determine the number of shares as to which a stock appreciation right will relate as well as the duration and exercisability of a stock appreciation right. The exercise price may not be less than the fair market value of our common stock on the grant date.

Limitation on Certain Grants. During any one fiscal year, we may not grant to any one person stock options and stock appreciation rights under the 2013 Stock Incentive Plan that exceed, in the aggregate, 400,000 shares of our common stock.

Stock Awards. Stock awards consist of the transfer by GWG to an eligible participant of shares of common stock, without other payment, as additional compensation for services to GWG. The number of shares transferred pursuant to any stock award is determined by the Compensation Committee.

Restricted Stock. Restricted stock consists of the sale or transfer by GWG to an eligible participant of one or more shares of our common stock that are subject to restrictions on their sale or other transfer by the employee, which restrictions will lapse after a period of time as determined by the Compensation Committee. If restricted stock is sold to a participant, the sale price will be determined by the Compensation Committee, and the price may vary from time to time and among participants and may be less than the fair market value of the shares at the date of sale.

Subject to these restrictions and the other requirements of the 2013 Stock Incentive Plan, a participant receiving restricted stock shall have all of the rights of a stockholder as to those shares.

Transferability of Incentives. Incentives granted under the 2013 Stock Incentive Plan may not be transferred, pledged or assigned by the holder thereof, except in the event of the holder’s death, by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. However, stock options may be transferred by the holder thereof to certain family members or related entities.

Duration, Termination and Amendment of the Incentive Plan and Incentives. The 2013 Stock Incentive Plan will remain in effect until all incentives granted under the 2013 Stock Incentive Plan have been satisfied or terminated and all restrictions on shares issued under the 2013 Stock Incentive Plan have lapsed. We may not grant incentives under the 2013 Stock Incentive Plan after the tenth anniversary of the approval of the 2013 Stock Incentive Plan by the Board of Directors. The Board of Directors may amend or discontinue the 2013 Stock Incentive Plan at any time. However, no such amendment or discontinuance may adversely change or impair a previously granted incentive without the consent of the recipient thereof. Certain 2013 Stock Incentive Plan amendments require stockholder approval, including amendments which would increase the maximum number of shares of common stock which may be issued to all participants under the 2013 Stock Incentive Plan, change or expand the types of incentives that may be granted under the 2013 Stock Incentive Plan, change the class of persons eligible to receive incentives under the 2013 Stock Incentive Plan, or materially increase the benefits accruing to participants under the 2013 Stock Incentive Plan. Generally, the terms of an existing incentive may be amended by agreement between the Compensation Committee and the participant. However, in the case of a stock option or stock appreciation right, no such amendment shall (a) extend the term of the incentive; nor (b) reduce the exercise price per share below the fair market value of the common stock on the date the incentive was granted, unless, in either case, the amendment complies with the requirements of Code Section 409A.

Effect of Sale, Merger, Exchange or Liquidation. In the event of an acquisition of GWG through the sale of substantially all of its assets or through a merger, exchange, reorganization or liquidation of the GWG or a similar event, all as determined by the Compensation Committee in its sole discretion, the Compensation Committee shall be authorized to take any and all action it deems equitable under the circumstances, including but not limited to terminating the 2013 Stock Incentive Plan and issuing to the holders of outstanding vested options and stock appreciation rights the stock, securities or assets, including cash, they would have received if the incentives had been exercised immediately before the transaction, or other specified actions.

2013 Stock Incentive Plan Benefits

The amount and timing of all awards under the 2013 Stock Incentive Plan are determined in the sole discretion of our Compensation Committee (or if no committee is designated, the Board of Directors) and therefore cannot be determined in advance.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to approve the Amendment to the 2013 Stock Incentive Plan.

The Board of Directors unanimously recommends that you vote FOR the Amendment to the 2013 Stock Incentive Plan to increase the reserve of shares authorized for issuance.

PROPOSAL 3

RATIFICATION OF THE APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors and management are committed to the quality, integrity and transparency of the GWG’s financial reports. In accordance with the duties set forth in its written charter, the Audit Committee of our Board of Directors has appointed Baker Tilly Virchow Krause, LLP as the our independent registered public accounting firm for the 2018 fiscal year. A representative of Baker Tilly Virchow Krause, LLP is expected to attend this year’s Annual Meeting and be available to respond to appropriate questions from stockholders, and will have the opportunity to make a statement if he or she desires to do so.

Fees Billed to Company by Its Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and 401(k) audit services, tax services and other services rendered by Baker Tilly Virchow Krause, LLP during fiscal years 2016 and 2017:

	2017	2016
Audit Fees(1)	$345,526	$293,300
Audit-Related Fees(2)	$0	$0
Tax Fees(3)	$87,075	$69,850
All Other Fees(4)	$89,980	$17,238
Total Fees	$522,581	$380,387

(1)	Audit Fees consist of fees for professional services rendered for the audit of our consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided in connection with statutory and regulatory filings or engagements.
(2)	Audit-Related Fees consist principally of assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements but not reported under the caption Audit Fees above, including the 401(k) audit.
(3)	Tax Fees consist of fees for tax compliance, tax advice, and tax planning.
(4)	All Other Fees typically consist of fees for permitted non-audit products and services provided. All Other Fees included expenses related to our continuous offering of L Bonds and redeemable preferred stock.

The Audit Committee of our Board of Directors has reviewed the services provided by Baker Tilly Virchow Krause, LLP during fiscal year 2017 and the fees billed for such services. After consideration, the Audit Committee has determined that the receipt of these fees by Baker Tilly Virchow Krause, LLP is compatible with the provision of independent audit services. The Audit Committee discussed these services and fees with Baker Tilly Virchow Krause, LLP and our management to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as the American Institute of Certified Public Accountants.

Pre-Approval Policy

The written charter of the Audit Committee provides that all audit and non-audit accounting services permitted to be performed by the our independent registered public accounting firm under applicable rules and regulations must be pre-approved by the Audit Committee or by designated members of the Audit Committee, other than with respect to de minimis exceptions permitted under the Sarbanes-Oxley Act of 2002. All services performed by our independent registered public accounting firm during the fiscal years ended December 31, 2017 and 2016 were pre-approved in accordance with the written charter.

Prior to or as soon as practicable following the beginning of each fiscal year, a description of the audit, audit-related, tax, and other services expected to be performed by the independent registered public accounting firm in the following fiscal year will be presented to the Audit Committee for approval. Following such approval, any requests for audit, audit-related, tax, and other services not presented and pre-approved must be submitted to the Audit Committee for specific pre-approval and cannot commence until such approval has been granted. However, we have delegated the authority to grant specific pre-approval between meetings, as necessary, to the Chair of the Audit Committee. The Chair then updates the Audit Committee at the next regularly scheduled meeting of any services that were granted specific pre-approval.

Vote Required

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the appointment of Baker Tilly Virchow Krause, LLP as our independent registered public accounting firm for fiscal 2018. If the stockholders do not ratify the appointment of Baker Tilly Virchow Krause, LLP, the Audit Committee may reconsider its selection, but is not required to do so. Notwithstanding the proposed ratification of the appointment of Baker Tilly Virchow Krause, LLP by our stockholders, the Audit Committee, in its discretion, may direct the appointment of new independent auditors at any time during the year without notice to, or the consent of, the stockholders, if the Audit Committee determines that such a change would be in the best interests of our Company and our stockholders.

The Board of Directors recommends that you vote FOR the ratification of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for fiscal 2018.

EXECUTIVE OFFICERS AND DIRECTORS OF OUR COMPANY

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies
Jon R. Sabes Chief Executive Officer, Director (Chairman of the Board)	51	See ‘‘Election of Directors (Proposal One)” — above.

Steven F. Sabes Chief Operating Officer – Life Epigenetics Inc., Secretary and Director	49	See ‘‘Election of Directors (Proposal One)” — above.

William B. Acheson Chief Financial Officer	52	William B. Acheson became our Chief Financial Officer on May 30, 2014 and recently became a director of GWG MCA Capital, Inc., a subsidiary corporation of GWG Holdings, Inc., in the business of merchant cash advances. Prior to joining us, Mr. Acheson served as Chief Financial Officer and Senior Vice President of Strategic Development for The Homeownership Preservation Foundation from 2009 through 2013. Prior to that, Mr. Acheson served as Managing Director of Global Structured Finance and Investments at Merrill Lynch in London, England, from 2007 through 2008. From 1991 to 2007, Mr. Acheson spent his career at GMAC-RESCAP, where he served as Managing Director for a number of business units, concluding his career as Chief Financial Officer of the United Kingdom division from 2005 through 2007. Mr. Acheson’s international experience includes structured finance, capital markets, and risk management experience in Canada, United Kingdom, Ireland, Eastern Europe, Western Europe, and Latin America. Mr. Acheson earned a Bachelor of Science degree in accounting from the College of St. Thomas in St. Paul, Minnesota, and earned his Certified Public Accountant certificate in 1991 while working for Ernst & Young in Minneapolis, Minnesota.

David H. Abramson Director	76	See ‘‘Election of Directors (Proposal One)” — above.

Name and Title	Age	Principal Occupation, Business Experience for the Past Five Years and Directorships of Public Companies

Charles H. Maguire III Director	73

Charles H. Maguire III, a registered FINRA Arbitrator, has over 35 years of experience in the financial services industry. The core of Mr. Maguire’s career has been with Merrill Lynch and Company from 1969 to 2004. In one of his last positions with Merrill Lynch, Mr. Maguire served as Director of Financial Institutions Services Group, where he had complete responsibility for the Merrill Lynch’s institutional client services within its domestic branch office system. In addition to serving as Director of Financial Institutions Services Group, Mr. Maguire held a variety of sales and management roles at Merrill Lynch, including Sales Manager, Resident Vice Present, Regional Sales Manager, Senior Resident Vice President, and Managing Director.

From 2009 to 2011, Mr. Maguire served as a leadership consultant for the University of Cincinnati School of Medicine and the Economic Center, University of Cincinnati. From 2005 to 2007, Mr. Maguire also served as the Senior Advisor on Staff to the Governor of the State of South Carolina, the Director of Cabinet Affairs, and the Chief of Staff of the Department of Commerce for the State of South Carolina. During his tenure as Director of Cabinet Affairs for the Governor of the State of Carolina, Mr. Maguire was responsible for overseeing the operations of all agencies that reported to the Governor of South Carolina. In his role as Chief of Staff of the South Carolina Department of Commerce, Mr. Maguire was responsible for the daily operations of the Department of Commerce.

Mr. Maguire has served on the boards (or similar functions) of over 25 non-profit organizations, including services as a trustee for Centre College, trustee for The Seven Hills School, member of the Charter Review Committee of Cincinnati, trustee for the Queen City Foundation, trustee and executive committee member for St. Elizabeth Medical Center, and President for the Joy Outdoor Education Center. Mr. Maguire holds a B.A. from Centre College.

Jeffrey L. McGregor Director	64	See ‘‘Election of Directors (Proposal One)” — above.

Shawn R. Gensch Director	48	See ‘‘Election of Directors (Proposal One)” — above.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation for the 2016 and 2017 fiscal years awarded to or earned by: (i) each individual who served as the principal executive officer of GWG Holdings during fiscal 2017; and (ii) the two most highly compensated executive officers of GWG Holdings who were serving as executive officers at the end of fiscal 2017 and who received more than $100,000 in the form of salary and bonus during such fiscal year. These individuals are referred to as our “named executives.”

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Total
Jon R. Sabes	2017	$491,546	$212,881	$0	$704,427
Chief Executive Officer	2016	$491,546	$386,607	$282,623	$1,160,776

William B. Acheson	2017	$292,599	$177,901	$381,313	$851,813
Chief Financial Officer	2016	$225,000	$166,331	$13,549	$404,880

Steven F. Sabes	2017	$216,255	$98,275	$11,050	$325,580
Chief Operating Officer – Life Epigenetics Inc. and Secretary	2016	$208,246	$133,481	$18,416	$360,143

Michael Freedman	2017	$401,011	-	-	$401,011
President(2)	2016	$350,000	$253,084	-	$603,084

(1)	Amounts shown reflect the grant date fair value of stock option awards granted for the respective year pursuant to the 2013 Stock Incentive Plan, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of stock option awards made in 2017 were consistent with those used for 2016 (please see footnote 14 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2017, filed with the SEC on March 29, 2018), namely, the expected volatility used in the Black-Scholes model valuation of options issued during 2016 is based on the standard deviation of the average continuously compounded rate of return of five selected comparable companies.
(2)	Effective May 15, 2017, Mr. Michael Freedman resigned from the Company. As a separation payment, Mr. Freedman received compensation through the term of his employment agreement ending September 22, 2017 and Mr. Freedman surrendered all of his vested and unvested options to purchase our common stock.

Employment Agreements and Change-in-Control Provisions

In June 2011, we entered into employment agreements with each of Messrs. Jon R. Sabes and Steven F. Sabes. Each of these agreements has an initial one year term and is automatically renewed for additional one year periods unless terminated prior to such renewal. As of December 31, 2017, our named executives held the following positions: Mr. Jon R. Sabes, Chief Executive Officer and Chairman of the Board of Directors; and Mr. Steven F. Sabes, Chief Operating Officer - Life Epigenetics Inc. and Secretary, previously Executive Vice President of Originations and Servicing, President, and Chief Operating Officer. On June 28, 2017, we entered into an employment agreement with William Acheson to replace his prior employment agreement dated May 30, 2014, which amendment increased his annual base salary from $225,000 to $320,000. Mr. Acheson’s current agreement has an initial three year term and is automatically renewed for additional one year periods unless either party gives notice of non-renewal at least 60 days prior to the expiration of the then current term. All of these employment agreements establish key employment terms (including reporting responsibilities, base salary, discretionary and bonus opportunity and other benefits), provide for severance benefits in certain situations, and contain non-competition, non-solicitation and confidentiality covenants.

Under their respective employment agreements as of December 31, 2017, Mr. Jon R. Sabes receives an annual base salary of $480,000 and Mr. Steven F. Sabes receives an annual base salary of $200,000. Mr. William Acheson received an annual base salary of $225,000 until entering into his new employment agreement on June 28, 2017, at which time his annual base salary was increased to $320,000. The employment agreements contain customary provisions prohibiting the executives from soliciting our employees for a period of 12–18 months after any termination of employment, and from competing with our Company for either two years (if the executive is terminated for good cause or if he resigns without good reason) or one year (if we terminate the executive’s employment without good cause or if he resigns with good reason). If an executive’s employment is terminated by us without “good cause” or if the executive voluntarily resigns with “good reason,” then the executive will be entitled to (i) severance pay for a period of 12 months and (ii) reimbursement for health insurance premiums for his family if he elects continued coverage under COBRA.

The employment agreements for Messrs. Jon R. Sabes and Steve F. Sabes also provide that we will reimburse them for any legal costs they incur in enforcing their rights under the employment agreement and, to the fullest extent permitted by applicable law, indemnify them for claims, costs and expenses arising in connection with their employment, regardless of the outcome of any such legal contest, as well as interest at the prime rate on any payments under the employment agreements that are determined to be past due, unless prohibited by law.

All of the foregoing executive employment agreements include a provision allowing us to reduce their severance payments and any other payments to which the executive becomes entitled as a result of our change in control to the extent needed for the executive to avoid paying an excise tax under Code Section 280G, unless the named executive officer is better off, on an after-tax basis, receiving the full amount of such payments and paying the excise taxes due.

2013 Stock Incentive Plan

We maintain the GWG Holdings, Inc. 2013 Stock Incentive Plan, under which 3,000,000 shares of our common stock have previously been approved for issuance. The 2013 Stock Incentive Plan permits the grant of both incentive and non-statutory stock options. Through December 31, 2017, we had issued stock options and SARs (hereinafter, “options”) for 2,820,972 shares of common stock to employees, officers, directors, and consultants under the plan. As of December 31, 2017, (i) 1,979,920 shares are reserved for issuance under outstanding options, of which 1,046,245 options are have vested and the remaining outstanding are scheduled to vest over three years, (ii) 154,499 shares have been issued upon the exercise of options granted under the 2013 Stock Incentive Plan, and (iii) 865,581 shares remain available for issuance of future incentive grants. The Board of Directors adopted the 2013 Stock Incentive Plan to provide a means by which our employees, directors, officers and consultants may be granted an opportunity to purchase our common stock, to assist in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for our success.

Outstanding Equity Awards at Fiscal Year End

As of December 31, 2017, our named executives had the following outstanding options to purchase common stock:

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jon R. Sabes	6,000	—	$8.28	9/5/2018
	5,000	—	$8.20	4/7/2019
	5,000	—	$8.71	9/2/2019
	5,000	—	$9.01	11/24/2019
	3,334	1,666	$10.18	6/12/2020
	3,334	1,666	$8.55	8/18/2020
	3,334	1,666	$6.60	12/29/2020
	1,667	3,333	$6.35	4/29/2021
	1,667	3,333	$6.41	5/13/2021
	67,708	257,292	$9.47	11/10/2021

William B. Acheson	32,500	—	$7.46	5/27/2024
	5,000	—	$7.92	9/2/2024
	5,000	—	$9.01	11/24/2024
	30,000	—	$8.00	3/11/2025
	60,000	30,000	$7.53	4/6/2025
	3,334	1,666	$9.25	6/12/2025
	3,334	1,666	$6.00	12/29/2025
	1,667	3,333	$6.35	4/29/2026
	1,667	3,333	$6.41	5/13/2026
	0	6,250	$10.38	4/18/2027
	0	150,000	$10.20	6/29/2027

Steven F. Sabes	27,500	—	$8.28	9/5/2018
	5,000	—	$8.20	4/7/2019
	5,000	—	$8.71	9/2/2019
	5,000	—	$9.01	11/24/2019
	1,667	833	$10.18	6/12/2020
	3,334	1,666	$8.55	8/18/2020
	3,334	1,666	$6.60	12/29/2020
	1,667	3,333	$6.35	4/29/2021
	1,667	3,333	$6.41	5/13/2021
	1,667	3,333	$9.64	9/19/2021
	0	5,000	$10.38	4/18/2022

Director Compensation

The following table sets forth the cash and non-cash compensation awarded to or earned by each individual who served as a member of our Board of Directors during the year ended December 31, 2017.

Director’s Name	Fees Earned or Paid in Cash 2017	Option Awards(1)		Total
Jon R. Sabes	$0	$0	(2)	$0
Steven F. Sabes	$0	$0	(2)	$0
David H. Abramson	$52,800	$0		$52,800
Charles H. Maguire III	$38,400	$0		$38,400
Jeffrey L. McGregor	$43,200	$0		$43,200
Shawn R. Gensch	$33,600	$0		$33,600
Mark E. Schwarzmann	$29,400	$19,908		$49,308

(1)	Amounts shown reflect the grant date fair value of stock option awards granted during fiscal 2017, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718.
(2)	Excludes stock option awards granted to employee directors as compensation for serving as employees of our Company.

Each independent board member receives base compensation of $6,000 and an option to purchase 1,400 shares of our common stock per quarter. In addition, the chairman of the audit committee receives an additional $4,800 and an additional option to purchase up to 1,400 shares of our common stock per quarter. The chairmen of the compensation committee and the corporate governance committee each receive an additional $2,400 and an additional option to purchase up to 700 shares of our common stock per quarter. Also, each non-chair member of committees receives an additional $1,200 and an additional option to purchase up to 350 shares of our common stock per quarter.

INFORMATION REGARDING THE BOARD OF DIRECTORS
AND CORPORATE GOVERNANCE

Director Qualifications and Independence

When considering whether directors have the experience, qualifications, attributes and skills to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of our business and structure, our Board of Directors focuses primarily on the information discussed in each of the directors’ individual biographies set forth above. With regard to Mr. Jon R. Sabes, the Board of Directors considered his significant experience, expertise and background with regard to financial matters, and his demonstrated experience and skills in managing our business. With regard to Mr. Steven F. Sabes, the Board of Directors considered his background and experience with our Company and its business. With regard to Mr. McGregor, the Board of Directors considered his experience in the financial and insurance industries, and in particular his sales, marketing and leadership experience relative to those industries. In the case of Mr. Maguire, the Board of Directors considered his extensive background in the financial services industry and service in various leadership positions for multiple organizations. With regard to Mr. Abramson, the Board of Directors considered his extensive background and knowledge of accounting and finance, his focus on wealth management, and prior leadership positions. With regard to Mr. Gensch, the Board of Directors considered his finance background as well as his marketing expertise. With regarding to Mr. Schwarzmann, the Board considered his extensive experience in the life insurance and retirement industries in both public and private companies.

Our Board of Directors periodically reviews relationships that directors have with our Company to determine whether the directors are independent. Directors are considered “independent” as long as they do not accept any consulting, advisory or other compensatory fee (other than director fees) from our Company, are not an affiliated person of our Company or its subsidiaries (e.g., an officer or a greater-than-ten-percent stockholder) and are independent within the meaning of applicable laws, regulations, and the NASDAQ listing rules. In this latter regard, our Board of Directors uses the NASDAQ listing rules (specifically, Section 5605(a)(2) of such rules) as a benchmark for determining which, if any, of our directors are independent, solely in order to comply with applicable SEC disclosure rules. Our Board of Directors has determined that, of current directors, Messrs. Abramson,

McGregor, Maguire, Gensch and Schwarzmann are independent within the meaning of the NASDAQ listing rule cited above. In the case of both Messrs. Jon R. and Steven F. Sabes, their positions as executive officers of our Company, together with their beneficial ownership of more than ten percent of our common stock, similarly preclude them from being considered independent within the meaning of the cited NASDAQ listing rule.

Board Leadership Structure and Risk Oversight

Our Board of Directors does not have one lead independent director, rather all of our independent directors engage in leadership of the Board. Because the majority of our Board is independent and all of the members of our Board participate in leadership, we believe the leadership structure of our Board of Director allows it to maintain oversight of our management and to carry out its roles and responsibilities of behalf of the stockholders.

Management and our outside counsel discuss risks, both during Board meetings and in direct discussions with members of our Board of Directors. These discussions identify Company risks which are prioritized and assigned to the appropriate Board committee, as discussed below, or the full Board for oversight. Our risk management program as a whole is reviewed annually at a meeting of the Board of Directors. Additional review or reporting on Company risks is conducted as needed or as requested by the Board or a Board committee.

Board Committees and Board Meetings

Our Board of Directors has an Audit Committee, Compensation Committee and Nomination and Corporate Governance Committee. The Audit Committee is composed of Messrs. Abramson (Chair), McGregor, Maguire, Schwarzmann and Gensch. The Compensation Committee is composed of Messrs. Maguire (Chair), Abramson, Schwarzmann and Gensch. The Nomination and Corporate Governance Committee is composed of Messrs. McGregor (Chair) and Abramson. Each of the foregoing Committees has a written charter, a copy of each of which is available at our website at www.gwgh.com. Our Audit Committee, Compensation Committee, and Nomination and Corporate Governance Committee each comply with the listing requirements of The NASDAQ Marketplace Rules.

The Board of Directors held four formal and four informal meetings during fiscal 2017 and took action by written consent in lieu of a meeting on 29 occasions. During fiscal 2017, the Audit Committee held four formal meetings, the Compensation Committee held three formal meetings, and the Corporate Governance and Nominating Committee held three formal meetings. Each member of the Board of Directors attended at least 90% of the Board meetings and meetings of committees to which they belong. Although we have no formal policy regarding directors’ attendance at our annual stockholder meetings, we encourage such attendance by members of the Board of Directors. Three of our directors serving on the Board of Directors at the time of our most recent annual stockholders’ meeting were in attendance at that meeting.

Audit Committee

The Audit Committee consists of five members: David H. Abramson, Jeffrey L. McGregor, Charles H. Maguire III, Shawn R. Gensch and Mark E. Schwarzmann. All of the members are financially literate and are independent directors under the NASDAQ, and SEC audit committee structure and membership requirements. Further, the Board has determined that Mr. Abramson is an “audit committee financial expert” as defined by applicable regulations of the Securities and Exchange Commission. The Audit Committee has certain duties and powers as described in its written charter adopted by the Board. A copy of the charter can be found on our website at www.gwgh.com.

The Audit Committee’s job is one of oversight as set forth in its charter. It is not the duty of the Audit Committee to prepare our consolidated financial statements, to plan or conduct audits or investigations, or to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our consolidated financial statements and for establishing and maintaining effective internal control over financial reporting. The independent registered public accountants are responsible for the audit of our consolidated financial statements and the review of the effectiveness of our internal control over financial reporting.

The Audit Committee is responsible primarily for assisting the Board in fulfilling its oversight and monitoring responsibility of reviewing the financial information that will be provided to stockholders and others, appointing the independent registered public accounting firm, reviewing the services performed by our independent registered public accounting firm, reviewing our accounting policies and the internal controls established by management and the Board, reviewing significant financial transactions, the integrity of the financial statements and our enterprise risk management framework. The Audit Committee also reviews the Anonymous Complaint Program including reviewing if any such complaints were received and the disposition of those complaints.

In fulfilling its oversight over our independent registered public accounting firm, the Audit Committee carefully reviews the engagement of the independent registered public accounting firm, which includes among other things: the scope of the audit; fees; the assigned partner(s) and other personnel and their industry experience; auditor independence; peer and the Public Company Accounting Oversight Board (PCAOB) reviews; any significant legal proceedings; previous experience with the firm’s performance; and any non-audit services performed. The Audit Committee has engaged Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm for the December 31, 2017 audit, for the fifth consecutive year.

We maintain an auditor independence policy that, among other things, prohibits our independent registered public accounting firm from performing non-financial consulting services, such as information technology consulting and internal audit services. This policy mandates that the Audit Committee approve in advance any non-audit services to be performed by the independent registered public accounting firm and the related costs associated therewith. Therefore, we may not enter into engagements with our independent registered public accounting firm for non-audit services without the express pre-approval of the Audit Committee.

Report of the Audit Committee

The Audit Committee has reviewed and discussed the audit and the audited financial statements for the year ended December 31, 2017 with management and Baker Tilly Virchow Krause, LLP including a discussion related to the accounting principles used that are unique to this industry.

The Audit Committee has received and reviewed the written disclosures and the letter from Baker Tilly Virchow Krause, LLP required by applicable requirements of the PCAOB regarding Baker Tilly Virchow Krause, LLP’s communications with the Audit Committee concerning independence, and has discussed with Baker Tilly Virchow Krause, LLP its independence.

The Audit Committee has discussed with Baker Tilly Virchow Krause, LLP the matters required to be discussed by Auditing Standard No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee meets independently with management, also independently with Baker Tilly Virchow Krause, LLP and also in executive session with only the Committee members present.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the financial statements referred to above be included in our Annual Report on Form 10-K for the year ended December 31, 2017.

The report has been furnished by the Audit Committee of the Board of Directors.

The Audit Committee:

David H. Abramson
Jeffrey L. McGregor
Charles H. Maguire III
Shawn R. Gensch
Mark E. Schwarzmann

Compensation Committee

Our Compensation Committee is charged with oversight responsibility for the adequacy and effectiveness of our executive compensation and benefit plans and is primarily responsible for all matters relating to compensation of our executive officers and the directors, the adoption of all employee compensation and employee benefit plans and the administration of such plans including granting stock incentives or other benefits, and the review and approval of disclosures regarding executive compensation included in this Proxy Statement (and our other annual reports). Our Compensation Committee has the authority to obtain advice and assistance from external legal, accounting or other advisors, and has the authority to retain, terminate and approve the fees payable to any external compensation consultant to assist in the evaluation of director and senior executive compensation. However, any services to be rendered by our independent registered public accounting firm shall be pre-approved by the Audit Committee if required under our policy regarding pre-approval of such services.

Corporate Governance and Nominating Committee

The primary role of our Corporate Governance and Nominating Committee is to consider and make recommendations to the full Board of Directors concerning the appropriate size, function and needs of the Board of Directors, including establishing criteria for Board membership and considering, recruiting and recommending candidates (including those recommended by stockholders) to fill new Board positions. The Corporate Governance and Nominating Committee also considers and advises the full Board of Directors on matters of corporate governance and monitors and recommends the functions of, and membership on, the various committees of the Board of Directors.

Our Corporate Governance and Nominating Committee (or a subcommittee thereof) recruits and considers director candidates and presents all qualified candidates to the full Board of Directors for consideration. Qualified candidates will be considered without regard to race, color, religion, sex, ancestry, national origin, disability, marital or veteran status, or any other legally protected status.

In identifying and evaluating potential candidates to be nominees for directors, our Corporate Governance and Nominating Committee has the flexibility to consider such factors as it deems appropriate under relevant circumstances. These factors may include education, general business and industry experience, ability to act on behalf of stockholders and build long-term stockholder value, potential concerns regarding independence or conflicts of interest and other factors relevant in evaluating Board nominees. Although our Corporate Governance and Nominating Committee does not have a policy with regard to the consideration of diversity in identifying director candidates, overall Board of Directors diversity of industry background and experience is generally among the factors considered. Our Corporate Governance and Nominating Committee believes that a Board of Directors comprised of directors with diverse skills and experiences relevant to our industry will result in efficient and competent oversight of our various core competencies.

Our Corporate Governance and Nominating Committee will consider recommendations by stockholders of candidates for election to the Board of Directors. Any stockholder who wishes that the Corporate Governance and Nominating Committee consider a candidate must follow the procedures set forth in our Bylaws. Under our Bylaws, if a stockholder plans to nominate a person as a director at a meeting, the stockholder is required to place a proposed director’s name in nomination by written request delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. However, in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so delivered not less than 90 nor more than 120 calendar days prior to the date of such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement is made.

Ability of Stockholders to Communicate with our Board of Directors

Our Board of Directors has established several means for stockholders and others to communicate with our Board of Directors. If a stockholder has a concern regarding our financial statements, accounting practices or internal controls, the concern should be submitted in writing to the Chair of our Audit Committee in care of our Secretary at the address of our principal executive offices. If the concern relates to our governance practices, business ethics or corporate conduct, the concern should be submitted in writing to the Chair of our Corporate Governance and Nominating Committee in care of our Secretary at the address of our principal executive offices. If a stockholder wishes to provide input with respect to our executive compensation policies and programs, input should be submitted in writing to the Chair of our Compensation Committee in care of our Secretary at the address of our principal executive offices. If a stockholder is unsure as to which category the concern relates, the stockholder may communicate it to any one of the independent directors in care of our Secretary at the address of our principal executive offices. All stockholder communications sent in care of our Company Secretary will be forwarded promptly to the applicable director(s).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

As of the close of business on the Record Date, 5,813,555 shares of common stock, $0.001 par value, were issued and outstanding.

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date by (i) each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each director, (iii) each named executive identified in the Summary Compensation Table above, and (iv) all named executives and directors as a group. Unless otherwise indicated, the address of each person is 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, and each person has sole voting and investment power with respect to the shares of common stock set forth opposite their name.

Name	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Jon R. Sabes(1)	2,306,812	38.80%
Steven F. Sabes(2)	2,277,541	38.77%
William B. Acheson(3)	177,920	2.97%
David H. Abramson(4)	84,500	1.43%
Jeffrey L. McGregor(5)	61,600	1.05%
Charles H. Maguire III(6)	59,150	1.01%
Shawn R. Gensch(7)	47,700	*
Mark E. Schwarzmann(8)	8,400	*
All current directors and officers as a group	5,023,623	77.93%

*	less than one percent.
(1)	Mr. Sabes is our Chief Executive Officer, Chairman of the Board and a director. Shares reflected in the table include 1,228,319 shares held individually, 169,671 shares held by Jon Sabes 1992 Trust No.1, a trust of which Mr. Sabes is the beneficiary, 168,801 shares held by Jon Sabes 12.30.92 Trust, a trust of which Mr. Sabes is a beneficiary, 241,631 shares held by Jon Sabes 1982 Trust, a trust of which Mr. Sabes is a beneficiary, and 163,737 shares held by Jon Sabes 1976 Trust, a trust of which Mr. Sabes is a beneficiary. Also included are 102,192 shares held by Mr. Sabes’ immediate family members. The trustees of each of the trusts are Robert W. Sabes, Steve F. Sabes and Ross A. Sabes. The number of shares also includes 132,461 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also include 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares.
(2)	Mr. Sabes is our Chief Operating Officer – Life Epigenetics Inc., Secretary and a director. Shares reflected in the table include 1,044,322 shares held individually and 1,072,382 shares held by SFS Holdings, LLC, a limited liability company of which Mr. Sabes is manager. The number of shares also includes 60,837 stock options currently exercisable or exercisable within 60 days granted pursuant to stock option agreements. Figures also includes 100,000 shares held by Insurance Strategies Fund, LLC, a Delaware limited liability company over whose securities each of Jon R. and Steven F. Sabes exercise voting and dispositive control. Jon R. and Steve F. Sabes disclaim beneficial ownership over the shares held by Insurance Strategies Fund, LLC except to the extent of their pecuniary interest in such shares.

(3)	Mr. Acheson is our Chief Financial Officer. Shares reflected in the table include 177,920 of vested stock options granted pursuant to our 2013 Stock Incentive Plan.
(4)	Mr. Abramson is a director. Shares reflected in the table include 84,500 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.
(5)	Mr. McGregor is a director. Shares reflected in the table include 61,600 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.
(6)	Mr. Maguire is a director. Shares reflected in the table include 59,150 of stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.
(7)	Mr. Gensch is a director. Shares reflected in the table include 47,700 of vested stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.
(8)	Mr. Schwarzmann is a director. Shares reflected in the table include 8,400 of vested stock options vested or vesting within 60 days, granted pursuant to our 2013 Stock Incentive Plan.

CERTAIN TRANSACTIONS

Our Chief Financial Officer is responsible for reviewing policies and procedures with respect to related party transactions required to be disclosed pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K (including transactions between the Company and its officers and directors, or affiliates of such officers or directors), and approving the terms and conditions of such related party transactions. Although we did not engage in related party transactions during fiscal 2017, and have not done so during the interim fiscal 2018 year-to-date period, if we were to do so, such transactions would need to be approved by our Chief Financial Officer prior to the Company entering into such transaction.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission and NASDAQ. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of Forms 3 and 4 and amendments thereto furnished to us during the fiscal year ended December 31, 2017 and Forms 5 and amendments thereto furnished to us with respect to such fiscal year, or written representations that no Forms 5 were required, we believe all required forms have been filed by our officers, directors and greater than ten percent beneficial owners.

PROPOSALS OF STOCKHOLDERS

Proposals by stockholders (other than director nominations) that are submitted for inclusion in our proxy statement for our 2019 annual stockholders’ meeting must follow the procedures set forth in Rule 14a-8 under the Securities Exchange Act of 1934 and our Bylaws. To be timely under Rule 14a-8, a stockholder proposal must be received by our Secretary at 220 South Sixth Street, Suite 1200, Minneapolis, Minnesota 55402, by November 30, 2018.

Under our Bylaws, if a stockholder does not submit a proposal for inclusion in our proxy statement but does wish to propose an item of business to be considered at our annual stockholders’ meeting (including director nominations), that stockholder must deliver notice of the proposal or proposed director’s name at our principal executive offices not less than 90 nor more than 120 calendar days prior to the first anniversary of the date on which we first mailed proxy materials for the preceding year’s annual meeting. For our 2019 annual stockholders’ meeting, notices must be received not prior to November 30, 2018 and not later than December 30, 2018.

If the date of our 2019 annual stockholders’ meeting is advanced more than 30 calendar days prior to or delayed by more than 60 calendar days after the anniversary of the Annual Meeting, timely notice of stockholder proposals and stockholder nominations for directors may be delivered to or mailed and received at our principal executive offices not less than 90 nor more than 120 calendar days prior to the date of such annual meeting, or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, not later than the close of business on the 10th calendar day following the day on which we first make a public announcement of the date of such meeting.

Notices of stockholder proposals and stockholder nominations for directors must comply with the informational and other requirements set forth in our Bylaws as well as applicable statutes and regulations. Due to the complexity of the respective rights of the stockholders and our Company in this area, any stockholder desiring to propose actions or nominate directors is advised to consult with his or her legal counsel with respect to such rights. We suggest that any such proposal be submitted by certified mail return receipt requested.

DISCRETIONARY PROXY VOTING AUTHORITY/
UNTIMELY STOCKHOLDER PROPOSALS

Rule 14a-4(c) promulgated under the Securities and Exchange Act of 1934 governs our use of its discretionary proxy voting authority with respect to a stockholder proposal that the stockholder has not sought to include in our proxy statement. The Rule provides that if a proponent of a proposal fails to notify us of the proposal at least 45 days before the date of mailing of the prior year’s proxy statement, then the management proxies will be allowed to use their discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

With respect to our 2019 annual stockholders’ meeting, if we are not provided notice of a stockholder proposal, which the stockholder has not previously sought to include in our proxy statement, by February 13, 2019, the management proxies will be allowed to use their discretionary authority as outlined above.

SOLICITATION

We will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement, Annual Report and other material which may be sent to the stockholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they may be reimbursed by us for their expenses in doing so. Proxies may be solicited personally, by email or by special letter.

The Board of Directors does not intend to present to the meeting any other matter not referred to above and does not presently know of any matters that may be presented to the meeting by others. However, if other matters come before the meeting, it is the intent of the persons named in the enclosed proxy to vote the proxy in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 filed on March 29, 2018, containing audited consolidated financial statements for the years ended December 31, 2017 and December 31, 2016, is being delivered to our stockholders of record with this Proxy Statement. Upon written request, we will send to stockholders of record, without charge, additional copies of our Annual Report on Form 10-K for the year ended December 31, 2017 (without exhibits) and additional copies of this Proxy Statement, both of which we have filed with the SEC. All written requests should be directed to the Secretary of our Company at our address set forth below.

GWG Holdings, Inc.

Attention: Company Secretary

220 South Sixth Street, Suite 1200

Minneapolis, MN 55402

By Order of the Board of Directors

/s/ Jon R. Sabes
Jon R. Sabes
Chief Executive Officer

PROXY **GWG HOLDINGS, INC.** **PROXY**

220 South Sixth Street, Suite 1200
Minneapolis, MN 55402

ANNUAL MEETING OF STOCKHOLDERS – Tuesday May 8, 2018 at 9:00 AM
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, a stockholder of GWG Holdings, Inc., hereby appoints Jon R. Sabes and William B. Acheson, and each of them, as proxies, with full power of substitution and re-substitution, to vote on behalf of the undersigned the number of shares which the undersigned is then entitled to vote at the annual meeting of stockholders of the company to be held at 220 South Sixth Street, Suite 1200, Minneapolis, MN 55402, on Tuesday, May 8, 2018, at 9:00 a.m., and at any and all adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS.

PROPOSALS: The Board of Directors recommends a vote <u>FOR</u> all nominees listed in Proposal One and <u>FOR</u> Proposals Two and Three.

<u>Proposal 1</u> – Election of Directors

	For	Withhold		For	Withhold
Jon R. Sabes	☐	☐	David H. Abramson	☐	☐
Steven F. Sabes	☐	☐	Jeffrey L. McGregor	☐	☐
Thomas J. Donahue, Jr.	☐	☐	Shawn R. Gensch	☐	☐
Mark E. Schwarzmann	☐	☐			

☐ For ☐ Against ☐ Abstain

<u>Proposal 3</u> – To ratify the appointment of Baker Tilly Virchow Krause, LLP as the independent registered public accounting firm of the company for the fiscal year 2018:

☐ For ☐ Against ☐ Abstain

The undersigned hereby revokes all previous proxies relating to the shares covered hereby and acknowledges receipt of the Notice and Proxy Statement relating to the annual meeting of stockholders. When properly executed, this proxy will be voted on the proposal set forth herein as directed by the stockholder. The undersigned authorizes the proxies to vote in their discretion upon such other business as may properly come before the meeting.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

Dated: ______________________________, 2018

____
Signature

____
Signature (Joint Owners)

Address Changes/Comments: ________________

____

Please date and sign name exactly as it appears hereon. Executors, administrators, trustees, etc. should so indicate when signing. If the stockholder is a corporation, the full corporate name should be inserted and the proxy signed by an officer of the corporation indicating his/her title.

Please indicate whether you plan to attend this meeting: ☐